EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-38606) and related Prospectus of Blue Dolphin Energy Company (Blue Dolphin) for the registration of 4,877,183 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 2000, with respect to the consolidated financial statements of American Resources Offshore, Inc. included in Blue Dolphin's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, and our report dated April 2, 1999, with respect to the consolidated financial statements of American Resources Offshore, Inc. included in Blue Dolphin's Current Report on Form 8-K dated December 17, 1999, as amended, both filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

New Orleans, Louisiana
January 10, 2001